UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2019

TravelCenters of America Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

24601 Center Ridge Road
Westlake, Ohio		44145-5639
(Address of principal executive offices)		(Zip Code)
(440) 808-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Common Stock, $0.001 Par Value Per Share	TA	The Nasdaq Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The Nasdaq Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

 Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, Andrew J. Rebholz announced his decision to retire as Chief Executive Officer and as a Managing Director of TravelCenters of America Inc. (the “Company”), effective December 15, 2019.

On December 13, 2019, the Company’s Board of Directors (the “Board”) appointed Jonathan M. Pertchik to be Chief Executive Officer of the Company effective December 16, 2019. Also on December 13, 2019, the Board elected Mr. Pertchik as a Managing Director in Group I of the Board, effective December 16, 2019, to fill the vacancy created upon Mr. Rebholz’s retirement.

Mr. Pertchik, age 53, most recently served as Chief Executive Officer of InTown Suites, Inc., a leading provider of economy, extended stay living, from July 2014 until April 2019. From February 2013 to June 2014, Mr. Pertchik served as the Chief Executive Officer of ST Residential, LLC, an owner and manager of luxury condominiums, apartment projects, hotels, and office and retail spaces, where he had previously served as Chief Operating Officer from March 2010 to February 2013. Prior to joining ST Residential, Mr. Pertchik held various executive management positions at WCI Communities, a luxury homebuilder and developer from 2007 to January 2010, and had been a Senior Vice President & Managing Principal at The Staubach Company, a leading national real estate tenant representative, from 1999 to 2006. Additionally, Mr. Pertchik served as a member of the Board of Directors of AV Homes, Inc., a publicly-traded homebuilder, from July 2014 until its sale in October 2018, and has served as a member of the Board of Directors of Lenkbar, Inc., an inventor, designer, engineer and manufacturer of medical device products since December 2014.

Mr. Pertchik has advised us that he has no arrangements or understandings with any other person pursuant to which he was appointed Chief Executive Officer or selected as a director of the Company.  He also advised us that he has no family relationships with any director, executive officer or any person nominated or chosen by us to become a director or executive officer of the Company. Mr. Pertchik is not expected to be appointed to any committees of the Board.

In connection with his appointment as Chief Executive Officer, the Compensation Committee of the Board (the “Compensation Committee”) set Mr. Pertchik’s annual base salary at $300,000. Mr. Pertchik will also receive a relocation payment of $150,000, which would be refundable in certain circumstances. In addition, the Compensation Committee granted Mr. Pertchik 50,000 shares of the Company’s common stock in connection with his appointment as Chief Executive Officer, which will vest in five equal annual installments, with the first installment having vested on the date of grant.  Mr. Pertchik will be eligible for bonuses and future share grants in amounts to be determined in the discretion of our Compensation Committee.

For his service as a director, Mr. Pertchik will be entitled to the share grants generally awarded by the Company to its Managing Directors and the Compensation Committee granted him 3,000 shares of the Company’s common stock in connection with his election, all of which vested on the grant date. A summary of the Company’s director compensation is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the U.S. Securities and Exchange Commission (“the SEC”) on August 5, 2019, which is incorporated herein by reference.

In connection with his appointment, the Company plans to enter into an indemnification agreement with Mr. Pertchik, effective December 16, 2019, on substantially the same terms as the indemnification agreements the Company previously entered into with the Company’s other directors. The Company has previously filed a form of this indemnification agreement as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, as filed with the SEC on August 6, 2018, which is incorporated herein by reference.

Effective December 16, 2019, Mr. Pertchik will also become an Executive Vice President of The RMR Group LLC (“RMR LLC”), which provides certain services the Company requires to operate its business. Mr. Pertchik will receive separate compensation from RMR LLC for services to RMR LLC and will be eligible to receive equity compensation from RMR LLC’s managing member, The RMR Group Inc. (“RMR Inc.”), and certain companies to which RMR LLC provides management services.

In connection with Mr. Rebholz’s planned retirement, on December 13, 2019, the Company and RMR LLC entered into a retirement agreement with Mr. Rebholz.  Pursuant to his retirement agreement, filed herewith, Mr. Rebholz will continue to serve as Chief Executive Officer and as a Managing Director through December 15, 2019, and thereafter through June 30, 2020, as an employee of the Company in order to continue to assist in transitioning his duties and responsibilities to his successor.  Under Mr. Rebholz’s retirement agreement, consistent with past practice, the Company will continue to pay Mr. Rebholz his current annual base salary of $300,000 until June 30, 2020 and a cash bonus in respect of 2019 in the amount of $1,000,000 in December 2019.  Provided Mr. Rebholz signs and does not revoke a release of claims, and subject to the satisfaction of certain other conditions, after his retirement from the Company on June 30, 2020, the Company will make an additional cash payment to Mr. Rebholz in the amount of $1,000,000 and fully accelerate the vesting of any unvested common shares of the Company previously awarded to Mr. Rebholz.

Pursuant to his retirement agreement, Mr. Rebholz granted to the Company or its nominee a first right of refusal in the event he determines to sell any of his shares of the Company, pursuant to which the Company may elect during a specified period to purchase those shares at the average closing price per share for the ten trading days preceding the date of his written notice to us of his intent to sell.  In the event that the Company declines to exercise its purchase right, RMR LLC may elect to purchase such shares at the price offered to the Company. Mr. Rebholz also agreed that, as long as he owns shares in the Company, he will vote those shares at shareholders’ meetings in favor of nominees for director and proposals recommended by the Board.

Mr. Rebholz’s retirement agreement contains other terms and conditions, including cooperation, confidentiality, non-solicitation, non-competition and other covenants, and a waiver and release.  Mr. Rebholz’s retirement agreement also contains certain terms relating to RMR LLC and other companies to which RMR LLC or its affiliate provides management services. Mr. Rebholz has indicated to the Company that his decision to retire is not the result of any disagreement with the Company.

The foregoing description of Mr. Rebholz’s retirement agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Information Regarding Certain Relationships and Related Person Transactions

RMR LLC provides certain services we require to operate our business. We have a business management agreement with RMR LLC, which relates to various aspects of our business generally. One of our Managing Directors and our Board Chair, Adam D. Portnoy, is a managing director, president and chief executive officer and controlling shareholder (through ABP Trust) of RMR Inc. and an officer of RMR LLC. Adam D. Portnoy also owns membership units of RMR LLC (through ABP Trust). Our Independent Directors also serve as independent directors or independent trustees of other companies to which RMR LLC or its affiliates provide management services. Adam D. Portnoy also serves as a managing director, managing trustee, director, trustee and/or board chair of these companies. In addition, officers of RMR LLC and RMR Inc. serve as officers of the Company and officers of other companies to which RMR LLC or its affiliates provides management services.

For further information regarding the Company’s business management agreement with RMR LLC, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 (the “Third Quarter 10-Q”), definitive Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders (the “Proxy Statement”), and the Company’s other filings with the SEC, including: (i) Notes 13 and 14 to the Consolidated Financial Statements included in the Annual Report and the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Related Party Transactions” and “Warning Concerning Forward Looking Statements” of the Annual Report; (ii) Notes 8 and 9 to the Consolidated Financial Statements included in the Third Quarter 10-Q and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Related Party Transactions” and “Warning Concerning Forward-Looking Statements” of the Third Quarter 10-Q; and (iii) the section captioned “Related Person Transactions” and the information regarding the Directors and executive officers in the Proxy Statement; each of the sections referenced in (i), (ii) and (iii) are incorporated into this Current Report on Form 8-K by reference. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise as a result of these and other related person transactions and relationships. The Company’s filings with the SEC and copies of certain of the Company’s agreements with these related parties are publicly available as exhibits to its public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retirement Agreement, dated as of December 13, 2019, by and between Andrew J. Rebholz and TravelCenters of America Inc. and The RMR Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2019	TravelCenters of America Inc.

By:	/s/ William E. Myers
William E. Myers
Executive Vice President, Chief Financial Officer and Treasurer